SUPPLEMENTAL INFORMATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (this "Supplemental") to the "Corporation" refer to GGP Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding full or partial reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of full or partial acquisitions of properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner GGP believes is the most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenues and expenses. Company Same Store NOI is presented to exclude the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income or net income attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income in accordance with GAAP has been included in the "Reconciliation of GAAP to Non-GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page

Earnings Press Release	ER1-7	Asset Transactions:
		Summary of Asset Transactions	16
GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	17
Consolidated Statements of Income	3	Signed Leases All Less Anchors	18
		Lease Expiration Schedule and Top Ten Tenants	19
Non-GAAP Proportionate Financial Information:		Property Schedule	20-26
Proportionate Overview	4
Proportionate Assets, Liabilities, and Equity	5	Miscellaneous:
Company NOI, EBITDA and FFO	6-7	Capital Information	27
Reconciliation of GAAP to Non-GAAP Financial Measures	8-10	Change in Total Common and Equivalent Shares	28
		Development Summary	29
Debt:		Proportionate Capital Expenditures	30
Summary, at Share	11	Corporate Information	31
Detail, at Share	12-15	Glossary of Terms	32

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by GGP Inc. with the U.S. Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update or revise any forward-looking statements.

SELECT SCHEDULE DEFINITIONS

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Assets, Liabilities and Equity
Provides the adjustments for noncontrolling interests and the Company's proportionate share of assets, liabilities and equity related to investments accounted for under the equity method to calculate the Company's proportionate share.

6-7	Company NOI, Company EBITDA and Company FFO
For the three and six months ended June 30, 2018 and 2017, provides the Company's proportionate share of revenues and expenses related to noncontrolling interests and investments accounted for under the equity method to calculate the Company's proportionate share. Company NOI, Company EBITDA and Company FFO include certain adjustments as defined on page 6.

Same Store Portfolio Operating Metrics:
17	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
20-26	Property Schedule
By Property, gross leasable area detail, including:
Key tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS SECOND QUARTER 2018 RESULTS

Chicago, Illinois, July 31, 2018 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2018.

GAAP Operating Results

•
For the three months ended June 30, 2018, net income attributable to GGP was $93.6 million, or $0.10 per diluted share, as compared to $125.9 million, or $0.13 per diluted share, in the prior year period. For the six months ended June 30, 2018, net income attributable to GGP was $157.7 million, or $0.16 per diluted share, as compared to $233.0 million, or $0.25 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 25.6% from the prior year period due to a one-time gain on debt extinguishment in the prior year.
Company Operating Results1

•
For the three months ended June 30, 2018, Company Same Store Net Operating Income (“Company Same Store NOI”), was $573.9 million, as compared to $548.8 million in the prior year period, an increase of 4.6%. For the six months ended June 30,2018, Company Same Store NOI, was $1.13 billion, as compared to $1.11 billion in the prior year period, an increase of 1.6%.

•
For the three months ended June 30, 2018, Company Net Operating Income (“Company NOI”), as adjusted, was $579.0 million, as compared to $550.4 million in the prior year period, an increase of 5.2%. For the six months ended June 30, 2018, Company Net Operating Income (“Company NOI”), as adjusted, was $1.14 billion, as compared to $1.11 billion in the prior year period, an increase of 2.2%.[2]

•
For the three months ended June 30, 2018, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”), as adjusted, was $546.0 million, as compared to $506.6 million in the prior year period, an increase of 7.8%. For the six months ended June 30, 2018, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”), as adjusted, was $1.07 billion, as compared to $1.03 billion in the prior year period, an increase of 3.5%.[2]

•
For the three months ended June 30, 2018, Company Funds From Operations (“Company FFO”) was $347.2 million, or $0.36 per diluted share, as compared to $334.7 million, or $0.35 per diluted share, in the prior year period. For the six months ended June 30, 2018, Company Funds From Operations (“Company FFO”) was $685.3 million, or $0.71 per diluted share, as compared to $680.9 million, or $0.71 per diluted share, in the prior year period.

Company Operating Metrics

•	Same Store occupied and leased percentages were 94.2% and 95.6% at quarter end, respectively.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 12.3% when compared to the rental rate for expiring leases.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $739, an increase of 4.2% over the prior year.

________________________________________________________________________________________________________________________________________

1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page ER5 for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.

ER1

Management Commentary
For the three and six months ended June 30, 2018, Company FFO was $0.36 and $0.71 cents per share, respectively, in line with Company expectations. Total same store revenues increased 3.9% quarter to date and 1.9% year to date over the prior year period, with gains in permanent revenues and lease termination income. Same store expenses increased 2.1% quarter to date and 2.7% year to date compared to prior year period, due to an increase in real estate taxes partially offset by favorable property maintenance costs. The resulting Same Store NOI for the second quarter and year to date grew 4.6% and 1.6%, respectively. Company EBITDA, as adjusted, increased 7.8% for the second quarter and 3.5% year to date over prior year, due to increased management and financing fees, lower general and administrative and property management and other costs.

Demand for space remains strong with the Company executing or approving leases for 9.4 million square feet of space, which represents over 93% of its 2018 leasing goal. A few of the more notable leasing transactions include the addition of Ministry of Supply at Tyson’s Galleria in McLean, Virginia, Athleta in Fox River Mall in Appleton, Wisconsin, and Free People at Kenwood Town Center in Cincinnati, Ohio. On the dining and wellness fronts the Company welcomes Seasons 52 to Coronado Center in Albuquerque, New Mexico, Uncle Julio’s, Walrus Oyster, and the Ale House at The Mall in Columbia in Columbia, Maryland, and Orange Theory Fitness to Apache Mall in Rochester, Minnesota, Fox River Mall in Appleton, Wisconsin, The Maine Mall in South Portland, Maine, and Beachwood Place in Beachwood, Ohio.

We continue to see demand from online retailers to open brick and mortar stores. For example, four UNTUCKIT stores have opened at Kenwood Towne Center in Cincinnati, Ohio, The Streets at Southpoint in Durham, North Carolina, Oxmoor Center in Louisville, Kentucky, and The Shops at La Cantera in San Antonio, Texas. In addition, the first physical Adore Me opened at Staten Island Mall in Staten Island, New York. The Company is also pleased to announce that it has executed a lease for the high street retail space at 200 Lafayette in New York, New York.

Turning to our redevelopment and big box activity, since the opening of the Staten Island Mall expansion in April, Ulta and Shake Shack are among the tenants that have since opened, and there are several openings slated for the upcoming months, including Dave & Busters, AMC Theaters and the new food court. Ridgedale Mall in Minnetonka, Minnesota, continues to see momentum with leases executed with Lululemon, Old Navy and Xfinity. The Company continues to be successful in filling vacant boxes and converting them to entertainment uses. For example, Main Event has opened in the former Sears box at The Mall in Columbia in Columbia, Maryland, and Round One has opened in both the former Gordmans at Coronado Center in Albuquerque, New Mexico, and the former Sports Authority at The Maine Mall in South Portland, Maine.

ER2

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.4 billion is under construction and $0.1 billion is in the pipeline. The SoNo Collection in Norwalk, Connecticut, development continues on plan toward its late 2019 grand opening.

Financing Activities
During the three months ended June 30, 2018, the Company obtained a $275 million fixed rate loan at 685 Fifth Avenue with a term to maturity of ten years and an interest rate of 4.53%. The loan replaces a floating rate loan of $340 million with an interest rate of LIBOR + 2.75% that matured on July 1, 2018.

Subsequent Events
Subsequent to quarter end, the Company obtained a $100 million fixed rate loan at Plaza Frontenac with a term to maturity of ten years and an interest rate of 4.43%. The loan replaces a fixed rate loan of $52 million with an interest rate of 3.04% that would have matured on October 1, 2018. In addition, the Company obtained a $550 million fixed rate loan at Christiana Mall with a term to maturity of ten years and an interest rate of 4.28%. The loan replaces a fixed rate loan of $225 million with an interest rate of 5.10% that would have matured on September 5, 2020. Finally, the Company obtained a $62 million fixed rate loan at The Woodlands Mall with a term to maturity of five years and an interest rate of 4.05%.

Dividends
The Board of Directors declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 1, 2018, to stockholders of record on September 17, 2018.

GGP Brookfield Shareholder Vote
As previously announced, we had reached an agreement with Brookfield Property Partners L.P. ("BPY"), pursuant to which, among other things, BPY will acquire all of our outstanding shares of common stock, other than those that BPY and its affiliates already own. The transactions provide for distribution and consideration per GGP share of up to $23.50 in cash or a choice of either one BPY limited partnership unit or one newly created BPY U.S. REIT share of Brookfield Property REIT Inc. ("BPR"), the successor to GGP, subject to proration in each case, based on aggregate cash amount of $9.25 billion. The BPR shares were structured with the intention of providing an economic return equivalent to BPY units, including identical distributions. BPR shareholders will have the right to exchange each BPR share for one BPY unit or the cash equivalent of one BPY unit at the election of BPY. On July 26, 2018, the company held a special meeting of its common stockholders. At the special meeting, holders of record of GGP common stock on June 22, 2018, the record date for the special meeting, voted upon and approved the transactions. The completion of the transactions remains subject to certain customary closing conditions. The company expects that the transactions will be completed by the end of August this year.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the U.S. Securities and Exchange Commission as an exhibit on Form 8-K.

ER3
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the U.S Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at http://investor.ggp.com/ from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
EVP Human Resources & Communications
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

ER5
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

ER6
EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common stockholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL OVERVIEW (In thousands, except per share )

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Operating income	$211,556	$182,793	$359,085	$375,662

Net Income attributable to GGP	93,615	125,863	157,651	233,022
Diluted earnings per share attributable to GGP	$0.10	$0.13	$0.16	$0.25

Net income attributable to common stockholders	89,631	121,879	149,683	225,054
Diluted earnings per share attributable to common stockholders	$0.09	$0.13	$0.16	$0.24

Diluted weighted average number of shares outstanding	960,195	945,325	960,242	947,412

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	June 30, 2018	December 31, 2017

Assets:
Investment in real estate:
Land	$3,887,771	$4,013,874
Buildings and equipment	17,086,107	16,957,720
Less accumulated depreciation	(3,389,587)	(3,188,481)
Construction in progress	484,835	473,118
Net property and equipment	18,069,126	18,256,231
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,360,839	3,377,112
Net investment in real estate	21,429,965	21,633,343
Cash and cash equivalents	194,675	164,604
Accounts receivable, net	311,660	334,081
Notes receivable, net	351,422	417,558
Deferred expenses, net	281,570	284,512
Prepaid expenses and other assets	442,574	515,856
Assets held for disposition	120,732	—
Total assets	$23,132,598	$23,349,954
Liabilities:
Mortgages, notes and loans payable	$12,847,635	$12,832,459
Investment in Unconsolidated Real Estate Affiliates	22,400	21,393
Accounts payable and accrued expenses	878,526	919,432
Dividend payable	217,480	219,508
Deferred tax liabilities	2,245	2,428
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	100,711	—
Total liabilities	14,275,197	14,201,420
Redeemable noncontrolling interests:
Preferred	52,256	52,256
Common	171,083	195,870
Total redeemable noncontrolling interests	223,339	248,126
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,289,354	8,553,618
Noncontrolling interests in consolidated real estate affiliates	48,340	55,379
Noncontrolling interests related to long-term incentive plan common units	54,326	49,369
Total equity	8,634,062	8,900,408
Total liabilities, redeemable noncontrolling interests and equity	$23,132,598	$23,349,954

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Minimum rents	$379,312	$349,205	$747,835	$698,218
Tenant recoveries	156,155	161,926	313,157	324,982
Overage rents	3,927	3,280	10,171	9,217
Management fees and other corporate revenues	26,030	20,847	51,795	48,990
Other	17,720	20,538	34,351	40,722
Total revenues	583,144	555,796	1,157,309	1,122,129
Expenses:
Real estate taxes	62,604	59,042	122,337	116,536
Property maintenance costs	10,976	10,724	25,690	25,699
Marketing	1,744	1,296	3,160	3,441
Other property operating costs	71,752	69,590	143,504	138,893
Provision for doubtful accounts	2,234	3,166	5,662	6,617
Property management and other costs	36,595	39,025	76,169	80,139
General and administrative	12,041	15,862	24,288	30,546
Provisions for impairment	—	—	38,379	—
Depreciation and amortization	173,642	174,298	359,035	344,596
Total expenses	371,588	373,003	798,224	746,467
Operating income	211,556	182,793	359,085	375,662
Interest and dividend income	9,518	17,452	18,667	35,388
Interest expense	(140,562)	(134,209)	(278,488)	(266,532)
Loss on foreign currency	—	(3,877)	—	(694)
Gain (loss) from changes in control of investment properties and other, net	—	(15,841)	12,664	(15,841)
Gain on extinguishment of debt	—	55,112	—	55,112
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, and allocation to noncontrolling interests	80,512	101,430	111,928	183,095
Benefit from (provision for) income taxes	22	(3,844)	302	(8,354)
Equity in income of Unconsolidated Real Estate Affiliates	15,030	30,732	38,869	63,946
Unconsolidated Real Estate Affiliates - gain on investment	—	—	10,361	—
Net Income	95,564	128,318	161,460	238,687
Allocation to noncontrolling interests	(1,949)	(2,455)	(3,809)	(5,665)
Net income attributable to GGP	93,615	125,863	157,651	233,022
Preferred stock dividends	(3,984)	(3,984)	(7,968)	(7,968)
Net income attributable to common stockholders	$89,631	$121,879	$149,683	$225,054

Basic Earnings Per Share	$0.09	$0.14	$0.16	$0.25
Diluted Earnings Per Share	$0.09	$0.13	$0.16	$0.24

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL OVERVIEW[1] (In thousands, except per share)

	Three Months Ended			Six Months Ended
	June 30, 2018	June 30, 2017	Percentage Change	June 30, 2018	June 30, 2017	Percentage Change

Company Same Store NOI	$573,852	$548,822	4.6%	$1,126,665	$1,108,676	1.6%

Company NOI [3]	580,997	562,778		1,144,661	1,137,719
Adjustments [2]	(1,976)	(12,340)		(7,903)	(25,969)
Company NOI - as adjusted	579,021	550,438	5.2%	1,136,758	1,111,750	2.2%

Company EBITDA [3]	548,023	518,972		1,074,966	1,057,096
Adjustments [4]	(1,976)	(12,340)		(7,903)	(25,969)
Company EBITDA - as adjusted	546,047	506,632	7.8%	1,067,063	1,031,127	3.5%

Company FFO [5]	347,202	334,717		685,281	680,934
Company FFO per diluted share	$0.36	$0.35		$0.71	$0.71

FFO [6]	341,697	381,203		669,847	721,192
FFO per diluted share	$0.35	$0.40		$0.69	$0.76

Diluted weighted average number of Company shares outstanding	970,294	952,013		970,372	954,077

1 For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.
2 Adjustments include $2.0 million and $12.3 million condominium NOI for the three months ended June 30, 2018 and 2017 and $7.9 million and $26.0 million condominium NOI for the six months ended June 30, 2018 and 2017, from Company NOI, respectively.
3 Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 32.
4 Adjustments include $2.0 million and $12.3 million condominium NOI for the three months ended June 30, 2018 and 2017 and $7.9 million and $26.0 million condominium NOI for the six months ended June 30, 2018 and 2017, from Company EBITDA, respectively.
5 Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 32.
6 FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Assets, Liabilities and Equity[1] (In thousands)

	As of June 30, 2018		As of December 31, 2017
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Noncontrolling Interests [2]	Unconsolidated Properties [2]

Assets:
Investment in real estate:
Land	$(68,017)	$2,214,784	$(72,099)	$2,193,287
Buildings and equipment	(178,644)	7,912,854	(181,791)	7,963,947
Less accumulated depreciation	30,388	(1,821,345)	28,126	(1,754,691)
Construction in progress	(562)	189,342	(1,184)	205,430
Net property and equipment	(216,835)	8,495,635	(226,948)	8,607,973
Investment in and loans to/from Unconsolidated Real Estate Affiliates	—	(3,330,356)	—	(3,346,629)
Net investment in real estate	(216,835)	5,165,279	(226,948)	5,261,344
Cash and cash equivalents	(5,116)	216,616	(4,552)	222,722
Accounts receivable, net	(3,427)	155,581	(3,588)	188,983
Notes receivable, net	281	7,273	334	6,743
Deferred expenses, net	(5,953)	209,103	(6,035)	204,245
Prepaid expenses and other assets	(8,006)	195,836	(8,829)	283,476
Assets held for disposition	(4,049)	—	—	—
Total assets	$(243,105)	$5,949,688	$(249,618)	$6,167,513

Liabilities:
Mortgages, notes and loans payable	$(170,037)	$5,631,274	$(172,083)	$5,604,772
Investment in Unconsolidated Real Estate Affiliates	—	(22,400)	—	(21,393)
Accounts payable and accrued expenses	(21,291)	340,410	(22,156)	583,730
Dividend payable	—	—	—	—
Deferred tax liabilities	—	404	—	404
Junior Subordinated Notes	—	—	—	—
Liabilities held for disposition	(3,437)	—	—	—
Total liabilities	(194,765)	5,949,688	(194,239)	6,167,513

Redeemable noncontrolling interests:
Preferred	—	—	—	—
Common	—	—	—	—
Total redeemable noncontrolling interests	—	—	—	—

Equity:
Preferred stock	—	—	—	—
Stockholders' equity	—	—	—	—
Noncontrolling interests in consolidated real estate affiliates	(48,340)	—	(55,379)	—
Noncontrolling interests related to Long-Term Incentive Plan Common Units	—	—	—	—
Total equity	(48,340)	—	(55,379)	—
Total liabilities, redeemable noncontrolling interests and equity	$(243,105)	$5,949,688	$(249,618)	$6,167,513
1 The Company's proportionate share of assets, liabilities and equity can be calculated using the consolidated information from page 2 combined with the columns above.
2 See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Three Months Ended June 30, 2018 and 2017 (In thousands)

	Three Months Ended June 30, 2018				Three Months Ended June 30, 2017
	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests [2]	Unconsolidated Properties [2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(4,677)	$150,624	$—	$3,734	$(4,608)	$148,557	$(4,998)	$3,453
Tenant recoveries	(1,790)	59,074	—	—	(2,046)	60,297	(2,888)	—
Overage rents	(31)	2,569	—	—	(40)	2,099	14	—
Other revenue	(177)	5,467	—	—	(204)	6,022	(632)	—
Condominium sales	—	6,192	—	—	—	41,701	—	—
Total property revenues	$(6,675)	$223,926	$—	$3,734	$(6,898)	$258,676	$(8,504)	$3,453
Property operating expenses:
Real estate taxes	(904)	18,951	—	(1,490)	(1,019)	16,404	(1,133)	(1,491)
Property maintenance costs	(77)	242	(3)	—	(76)	4,693	(304)	—
Marketing	(12)	1,510	—	—	(17)	1,612	(97)	—
Other property operating costs	(687)	26,059	5	(769)	(641)	27,582	(1,727)	(789)
Provision for doubtful accounts	(13)	506	—	—	(43)	1,082	(340)	—
Condominium cost of sales	—	4,514	—	—	—	31,467	—	—
Total property operating expenses	(1,693)	51,782	2	(2,259)	(1,796)	82,840	(3,601)	(2,280)
NOI	$(4,982)	$172,144	$(2)	$5,993	$(5,102)	$175,836	$(4,903)	$5,733
Management fees and other corporate revenues	—	48	—	—	—	48	—	—
Property management and other costs [6]	197	(10,934)	2	—	198	(9,921)	88	—
General and administrative	2	(572)	—	889	—	(179)	—	—
EBITDA	$(4,783)	$160,686	$—	$6,882	$(4,904)	$165,784	$(4,815)	$5,733
Depreciation on non-income producing assets [7]	—	—	—	—	—	—	—	—
Investment income, net	369	(501)	—	(205)	387	493	—	(205)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	49	—	(1,172)	—	61	—	(1,122)
Gain on debt extinguishment [9]	—	—	—	—	—	—	(55,112)	—
Interest on existing debt	1,967	(61,264)	—	—	1,908	(60,928)	3,501	—
Gain on foreign currency	—	—	—	—	—	—	—	3,877
Benefit from (provision for) income taxes	13	(99)	—	—	17	(126)	—	—
FFO from sold interests	—	—	—	—	—	—	56,426	(54,769)
FFO	$(2,434)	$98,871	$—	$5,505	$(2,592)	$105,284	$—	$(46,486)

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($172) and ($5,155) and above/below market lease amortization of $3,904 and $8,607 for the three months ended June 30, 2018 and 2017, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $4,344 and $4,430 for the three months ended June 30, 2018 and 2017, respectively.

8.	Consolidated amounts for preferred unit distributions are $628 and $883 for the three months ended June 30, 2018 and 2017, respectively.

9.	Amount reflects a $55M gain on extinguishment of debt resulting from the Lakeside Mall transaction.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO[1] For the Six Months Ended June 30, 2018 and 2017 (In thousands)

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments [4]	Noncontrolling Interests[2]	Unconsolidated Properties[2]	Sold Interests[3]	Adjustments[4]
Property revenues:
Minimum rents [5]	$(9,506)	$297,900	$(219)	$2,860	$(9,684)	$305,824	$(11,497)	$11,612
Tenant recoveries	(3,527)	119,932	(39)	—	(4,112)	122,509	(6,188)	—
Overage rents	(76)	5,700	—	—	(108)	5,184	(162)	—
Other revenue	(342)	12,934	(1)	—	(406)	12,372	(1,494)	—
Condominium sales	—	24,637	—	—	—	90,194	—	—
Total property revenues	$(13,451)	$461,103	$(259)	$2,860	$(14,310)	$536,083	$(19,341)	$11,612
Property operating expenses:
Real estate taxes	(1,618)	36,897	(14)	(2,979)	(1,770)	34,657	(2,317)	(2,979)
Property maintenance costs	(168)	5,744	(2)	—	(167)	10,428	(984)	—
Marketing	(24)	3,622	1	—	(35)	3,468	(250)	—
Other property operating costs	(1,397)	52,615	(11)	(1,537)	(1,467)	54,665	(4,616)	(1,576)
Provision for doubtful accounts	(26)	1,718	(8)	—	(49)	2,156	(793)	—
Condominium cost of sales	—	17,962	—	—	—	68,779	—	—
Total property operating expenses	(3,233)	118,558	(34)	(4,516)	(3,488)	174,153	(8,960)	(4,555)
NOI	$(10,218)	$342,545	$(225)	$7,376	$(10,822)	$361,930	$(10,381)	$16,167
Management fees and other corporate revenues	—	97	—	—	—	97	—	—
Property management and other costs [6]	396	(22,208)	29	—	425	(19,242)	194	—
General and administrative	2	(750)	—	1,401	—	(380)	(22)	—
EBITDA	$(9,820)	$319,684	$(196)	$8,777	$(10,397)	$342,405	$(10,209)	$16,167
Depreciation on non-income producing assets [7]	—	—	—	9,408	—	—	—	—
Investment income, net	744	4,813	—	(409)	750	(8,729)	—	(409)
Preferred unit distributions [8]	—	—	—	—	—	—	—	—
Preferred stock dividends	—	—	—	—	—	—	—	—
Interest expense:
Mark-to-market adjustments on debt	—	97	—	(2,327)	—	151	—	(2,331)
Gain on debt extinguishment [9]	—	—	—	—	—	—	(55,112)	—
Interest on existing debt	3,898	(119,274)	(48)	—	4,008	(121,086)	7,480	—
Gain on foreign currency	—	—	—	—	—	—	—	694
Benefit from (provision for) income taxes	32	(198)	—	—	36	(265)	—	—
FFO from sold interests	—	—	244	(15)	—	—	57,841	(54,379)
FFO	$(5,146)	$205,122	$—	$15,434	$(5,603)	$212,476	$—	$(40,258)

1.	For the Reconciliation of GAAP to Non-GAAP Financial Measures see pages 8-10.

2.	See Non-GAAP Supplemental Financial Measures and Definitions: Proportionate or At Share Basis on page ER5 for discussion on how this column is derived.

3.	Sold interests include reclassification of operations related to full or partial reductions in ownership as s result of sales or other transactions.

4.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency and the related provision for income taxes, gain on debt extinguishment, and other items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

5.
Adjustments include amounts for straight-line rent of ($2,798) and ($3,783) and above/below market lease amortization of $5,658 and $15,393 for the six months ended June 30, 2018 and 2017, respectively.

6.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated managements fees and other corporate revenues.

7.	Consolidated amounts for depreciation on non-income producing assets are $17,902 and $8,749 for the six months ended June 30, 2018 and 2017, respectively.

8.	Consolidated amounts for preferred unit distributions are $1,261 and $3,014 for the six months ended June 30, 2018 and 2017 respectively.

9.	Amount reflects a $55M gain on extinguishment of debt resulting from the Lakeside Mall transaction.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$211,556	$182,793	$359,085	$375,662
Loss (gain) on sales of investment properties [1]	40	83	23	(1,128)
Depreciation and amortization	173,642	174,298	359,035	344,596
Provision for impairment	—	—	38,379	—
General and administrative	12,041	15,862	24,288	30,546
Property management and other costs	36,595	39,025	76,169	80,139
Management fees and other corporate revenues	(26,030)	(20,847)	(51,795)	(48,990)
Consolidated Properties	407,844	391,214	805,184	780,825
Noncontrolling interest in NOI of Consolidated Properties [5]	(4,982)	(5,102)	(10,219)	(10,822)
NOI of sold interests [4,5]	(2)	(4,903)	(225)	(10,381)
Unconsolidated Properties [5]	172,144	175,836	342,545	361,930
Proportionate NOI	575,004	557,045	1,137,285	1,121,552
Company adjustments: [2]
Minimum rents [3]	3,734	3,453	2,860	11,612
Real estate taxes	1,490	1,491	2,979	2,979
Property operating expenses	769	789	1,537	1,576
Company NOI	580,997	562,778	1,144,661	1,137,719
Less Company Non-Same Store NOI	7,145	13,956	17,996	29,043
Company Same Store NOI	$573,852	$548,822	$1,126,665	$1,108,676
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$93,615	$125,863	$157,651	$233,022
Allocation to noncontrolling interests	1,949	2,455	3,809	5,665
Loss (gain) on sales of investment properties [1]	40	83	23	(1,128)
Gain on extinguishment of debt	—	(55,112)	—	(55,112)
Loss (gains) from changes in control of investment properties and other	—	15,841	(12,664)	15,841
Unconsolidated Real Estate Affiliates - gain on investment	—	—	(10,361)	—
Equity in income of Unconsolidated Real Estate Affiliates	(15,030)	(30,732)	(38,869)	(63,946)
Provision for impairment	—	—	38,378	—
(Benefit from) provision for income taxes	(22)	3,844	(302)	8,354
Loss on foreign currency	—	3,877	—	694
Interest expense	140,562	134,209	278,488	266,532
Interest and dividend income	(9,518)	(17,452)	(18,667)	(35,388)
Depreciation and amortization	173,642	174,298	359,035	344,596
Consolidated Properties	385,238	357,174	756,521	719,130
Noncontrolling interest in EBITDA of Consolidated Properties	(4,783)	(4,904)	(9,820)	(10,397)
EBITDA of sold interests	—	(4,815)	(196)	(10,209)
Unconsolidated Properties	160,686	165,784	319,684	342,405
Proportionate EBITDA	541,141	513,239	1,066,189	1,040,929
Company adjustments: [2]
Minimum rents	3,734	3,453	2,860	11,612
Real estate taxes	1,490	1,491	2,979	2,979
Property operating costs	769	789	1,537	1,576
General and administrative	889	—	1,401	—
Company EBITDA	$548,023	$518,972	$1,074,966	$1,057,096

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$93,615	$125,863	$157,651	$233,022
Redeemable noncontrolling interests	1,008	975	1,702	1,805
Provision for impairment excluded from FFO	—	—	38,379	—
Noncontrolling interests in depreciation of Consolidated Properties	(2,135)	(2,008)	(4,331)	(4,783)
Loss (gain) on sales of investment properties [1]	40	83	23	(1,128)
Preferred stock dividends	(3,984)	(3,984)	(7,968)	(7,968)
Loss (gain) from changes in control of investment properties and other	—	15,841	(12,664)	15,841
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	169,297	169,867	341,133	335,844
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	83,856	74,566	155,922	148,559
FFO	341,697	381,203	669,847	721,192
Company adjustments: [2]
Minimum rents [3]	3,734	3,453	2,860	11,612
Real estate taxes	1,490	1,491	2,979	2,979
Property operating expenses	769	789	1,537	1,576
General and administrative	889	—	1,401	—
Depreciation on non-income producing assets	—	—	9,408	—
Investment income, net	(205)	(205)	(409)	(409)
Market rate adjustments	(1,172)	(1,122)	(2,327)	(2,331)
Loss on foreign currency	—	3,877	—	694
FFO from sold interests [4]	—	(54,769)	(15)	(54,379)
Company FFO	$347,202	$334,717	$685,281	$680,934

Reconciliation of GAAP Equity in Income of Unconsolidated Real Estate Affiliates to Equity in NOI of Unconsolidated Properties
Equity in income of Unconsolidated Real Estate Affiliates	$15,030	$30,732	$38,869	$63,946
Other, including gain on sales of investment properties	(15)	(14)	10,331	(29)
Depreciation and amortization of capitalized real estate costs	83,856	74,566	155,922	148,559
FFO of Unconsolidated Properties	98,871	105,284	205,122	212,476
Provision for income taxes	99	126	198	265
Net interest expense	61,716	60,374	114,364	129,664
EBITDA	160,686	165,784	319,684	342,405
General and administrative and provisions for impairment	572	179	750	380
Net property management fees and costs	10,886	9,873	22,111	19,145
Equity in NOI of Unconsolidated Properties:	$172,144	$175,836	$342,545	$361,930

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.10	$0.13	$0.16	$0.24
Preferred stock dividends	(0.01)	—	—	(0.01)
Net income attributable to common stockholders per diluted share	0.09	0.13	0.16	0.23
Redeemable noncontrolling interests	—	—	(0.01)	—
Provision for impairment excluded from FFO	—	—	0.04	—
Noncontrolling interests in depreciation of Consolidated Properties	—	—	—	(0.01)
Gains from changes in control of investment properties and other	—	0.02	—	0.02
Depreciation and amortization of capitalized real estate costs	0.26	0.25	0.51	0.52
FFO per diluted share	0.35	0.40	0.70	0.76
Company adjustments: [2]
Minimum rents [3]	0.01	—	0.01	0.01
FFO from sold interests [5]	—	(0.05)	—	(0.06)
Company FFO per diluted share	$0.36	$0.35	$0.71	$0.71

1.	Amounts included in Consolidated GAAP other revenues but excluded from FFO.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, gain/loss on foreign currency, gain on extinguishment of debt, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 to ER7.

3.
Adjustments include amounts for straight-line rent of ($172) and ($5,155) and above/below market lease amortization of $3,904 and $8,607 for the three months ended June 30, 2018 and 2017, respectively, and straight-line rent of ($2,798) and ($3,783) and above/below market lease amortization of $5,658 and $15,393 for the six months ended June 30, 2018 and 2017, respectively.

4.	Sold interests include reclassification of operations related to full or partial reductions in ownership as a result of sales or other transactions.

5.	Refer to page 6-7 for NOI, EBITDA and FFO.

DEBT

DEBT Summary, at Share As of June 30, 2018 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2018	2019	2020	2021	2022	2023	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.41%	$10,466,027	4.7	$118,702	$493,457	$1,476,314	$1,368,776	$1,281,091	$1,545,566	$3,433,907	$9,717,813
Property Level Unconsolidated	4.19%	4,935,957	4.2	186,862	607,145	619,639	272,361	1,133,000	650,784	1,294,793	4,764,584
Total Fixed Rate	4.34%	$15,401,984	4.5	$305,564	$1,100,602	$2,095,953	$1,641,137	$2,414,091	$2,196,350	$4,728,700	$14,482,397

Variable Rate
Property Level Consolidated	3.87%	$2,164,024	2.2	$213,425	$395,500	$97,030	$1,403,757	$—	$—	$—	$2,109,712
Property Level Unconsolidated	5.34%	690,423	2.0	—	29,128	510,310	150,004	—	—	—	689,442
Junior Subordinated Notes Due 2036	3.81%	206,200	17.8	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	3.34%	160,000	2.3	—	—	160,000	—	—	—	—	160,000
Total Variable Rate	4.15%	$3,220,647	3.2	$213,425	$424,628	$767,340	$1,553,761	$—	$—	$206,200	$3,165,354

Total	4.31%	$18,622,631	4.3	$518,989	$1,525,230	$2,863,293	$3,194,898	$2,414,091	$2,196,350	$4,934,900	$17,647,751
		Weighted average interest rate		3.89%	4.57%	4.19%	4.86%	4.59%	4.66%	4.54%

		Total Amortization		$98,174	$197,890	$195,254	$155,066	$123,888	$90,901	$113,707	$974,880

								Total Maturities and Amortization[2,3]			$18,622,631

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$18,622,631
Debt related to solar projects and other	36,582
Proportionate Portfolio Debt	18,659,213
Deferred financing costs, market rate adjustments and other, net	(47,111)
Debt held for disposition	(97,030)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	$18,308,872
GGP Share of Unconsolidated Real Estate Affiliates	(5,631,274)
Noncontrolling Interests	170,037
Consolidated GAAP Mortgages, Notes and Loans Payable	$12,847,635

3.    Reflects maturities and amortization for periods subsequent to June 30, 2018.

DEBT Detail, at Share[1] As of June 30, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Fixed Rate

Consolidated Property Level
Hulen Mall	100%	$119,326	2018	$118,702	4.25%	No	$624	$—	$—	$—	$—	$—	$—
Governor's Square	100%	67,051	2019	66,488	6.69%	No	563	—	—	—	—	—	—
Oak View Mall	100%	75,097	2019	74,467	6.69%	No	630	—	—	—	—	—	—
Coronado Center	100%	183,527	2019	180,278	3.50%	Yes - Partial	2,139	1,110	—	—	—	—	—
Park City Center	100%	175,683	2019	172,224	5.34%	No	1,844	1,615	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	178,527	2020	170,305	2.72%	No	2,098	4,297	1,827	—	—	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	296,834	2020	282,081	4.06%	No	3,281	6,802	4,670	—	—	—	—
The Mall in Columbia	100%	332,295	2020	316,928	3.95%	No	3,431	7,067	4,869	—	—	—	—
Northridge Fashion Center	100%	221,883	2021	207,503	5.10%	No	2,452	5,129	5,369	1,430	—	—	—
Deerbrook Mall	100%	136,594	2021	127,934	5.25%	No	1,473	3,087	3,236	864	—	—	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	177,461	2021	165,815	5.18%	No	1,923	4,026	4,217	1,480	—	—	—
Providence Place	94%	322,318	2021	302,577	5.65%	No	3,238	6,813	7,162	2,528	—	—	—
Fox River Mall	100%	167,187	2021	156,373	5.46%	No	1,721	3,616	3,796	1,681	—	—	—
Oxmoor Center	94%	80,026	2021	74,781	5.37%	No	835	1,755	1,841	814	—	—	—
Rivertown Crossings	100%	151,090	2021	141,356	5.52%	No	1,549	3,254	3,417	1,514	—	—	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Bellis Fair	100%	84,079	2022	77,060	5.23%	No	898	1,883	1,973	2,092	173	—	—
The Shoppes at Buckland Hills	100%	117,377	2022	107,820	5.19%	No	1,195	2,503	2,621	2,779	459	—	—
The Gallery at Harborplace	100%	74,352	2022	68,096	5.24%	No	742	1,555	1,628	1,728	603	—	—
The Streets at SouthPoint	94%	227,695	2022	207,909	4.36%	No	2,396	4,955	5,175	5,405	1,855	—	—
Spokane Valley Mall	100%	56,588	2022	51,312	4.65%	No	617	1,287	1,342	1,414	616	—	—
Greenwood Mall	100%	62,056	2022	57,469	4.19%	No	529	1,100	1,140	1,197	621	—	—
North Star Mall	100%	302,259	2022	270,113	3.93%	No	3,646	7,551	7,825	8,175	4,949	—	—
Coral Ridge Mall	100%	106,025	2022	98,394	5.71%	No	823	1,718	1,819	1,925	1,346	—	—
The Oaks Mall	100%	125,515	2022	112,842	4.55%	No	1,361	2,833	2,951	3,106	2,422	—	—
Westroads Mall	100%	141,768	2022	127,455	4.55%	No	1,537	3,200	3,333	3,508	2,735	—	—
Coastland Center	100%	115,854	2022	102,621	3.76%	No	1,414	2,922	3,023	3,152	2,722	—	—
Pecanland Mall	100%	84,681	2023	75,750	3.88%	No	879	1,819	1,882	1,967	2,045	339	—
Crossroads Center (MN)	100%	95,662	2023	83,026	3.25%	No	1,236	2,541	2,617	2,713	2,804	725	—
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	237,644	2023	207,057	5.04%	No	2,778	5,767	6,064	6,377	6,706	2,895	—
Meadows Mall	100%	144,078	2023	118,726	3.96%	No	2,307	4,770	4,950	5,168	5,379	2,778	—
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	1,059	2,648	2,739	2,865	2,981	1,542	—
Prince Kuhio Plaza	100%	40,989	2023	35,974	4.10%	No	454	942	977	1,023	1,067	552	—
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	239,995	2023	206,942	4.77%	No	2,856	5,918	6,207	6,510	6,827	4,735	—
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	462	2,871	2,979	3,137	3,279	2,552	—
Boise Towne Square	100%	123,559	2023	106,372	4.79%	No	1,459	3,021	3,169	3,324	3,487	2,727	—

DEBT Detail, at Share[1] As of June 30, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
The Crossroads (MI)	100%	92,339	2023	80,833	4.42%	No	945	1,967	2,046	2,151	2,249	2,148	—
Jordan Creek Town Center	100%	203,305	2024	177,448	4.37%	No	2,090	4,348	4,520	4,749	4,963	5,187	—
Woodbridge Center	100%	245,722	2024	220,726	4.80%	No	1,894	3,964	4,128	4,367	4,584	4,812	1,247
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	240,309	2024	212,423	5.52%	No	1,926	4,013	4,240	4,480	4,734	5,002	3,491
The Parks Mall at Arlington	100%	240,393	2024	212,687	5.57%	No	1,910	3,983	4,210	4,451	4,705	4,974	3,473
Beachwood Place	100%	215,082	2025	184,350	3.94%	No	2,036	4,194	4,362	4,537	4,719	4,908	5,976
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	238,962	2025	206,847	3.75%	No	2,129	4,410	4,556	4,757	4,941	5,132	6,190
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,023	2025	16,006	4.13%	No	184	382	396	415	433	452	755
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	160,466	2025	137,791	4.27%	No	1,322	2,750	2,852	2,997	3,130	3,268	6,356
Peachtree Mall	100%	76,470	2025	59,269	3.94%	No	1,005	2,077	2,153	2,249	2,341	2,436	4,940
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	984	4,050	4,237	4,434	4,639	13,451
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Mall of Louisiana	100%	325,000	2027	281,575	3.98%	No	—	—	1,815	5,633	5,864	6,106	24,007
Providence Place - Other	94%	30,111	2028	2,247	7.75%	No	819	1,740	1,878	2,027	2,188	2,872	16,340
685 Fifth Avenue	97%	266,833	2028	266,833	4.53%	No	—	—	—	—	—	—	—
Consolidated Property Level		$10,466,027		$9,717,813	4.41%		$72,709	$145,187	$146,024	$124,926	$102,361	$70,781	$86,226

Unconsolidated Property Level
Plaza Frontenac	55%	$28,600	2018	$28,600	3.04%	No	$—	$—	$—	$—	$—	$—	$—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	86,685	2019	84,321	4.50%	No	870	1,494	—	—	—	—	—
Natick Mall	50%	215,115	2019	209,699	4.60%	No	1,993	3,423	—	—	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	112,842	2020	108,697	5.10%	No	912	1,913	1,320	—	—	—	—
Water Tower Place	47%	175,837	2020	171,026	4.34%	No	1,025	2,124	1,662	—	—	—	—
Kenwood Towne Centre	70%	145,236	2020	137,191	5.37%	No	1,576	3,306	3,163	—	—	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	91,181	2021	85,797	5.73%	No	910	1,916	2,015	543	—	—	—
Willowbrook Mall (TX)	50%	95,099	2021	88,965	5.13%	No	1,044	2,188	2,291	611	—	—	—
Northbrook Court	50%	61,317	2021	56,811	4.25%	No	636	1,313	1,370	1,187	—	—	—
Fashion Show - Other	50%	1,597	2021	788	6.06%	Yes - Full	112	232	247	218	—	—	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,508	2023	35,026	3.75%	No	343	711	734	767	796	131	—
Ala Moana Expansion	63%	312,500	2023	312,500	3.80%	No	—	—	—	—	—	—	—
Carolina Place	50%	84,365	2023	75,542	3.84%	No	819	1,694	1,752	1,831	1,903	824	—
One Union Square	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	88,871	2023	76,716	5.05%	No	1,007	2,089	2,197	2,311	2,430	2,121	—

DEBT Detail, at Share[1] As of June 30, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent
Park Meadows	35%	126,000	2023	126,000	4.60%	No	—	—	—	—	—	—	—
Stonebriar Centre	50%	137,970	2024	120,886	4.05%	No	1,252	2,579	2,686	2,797	2,912	3,032	1,826
Fashion Show	50%	417,500	2024	417,500	4.03%	No	—	—	—	—	—	—	—
Pinnacle Hills Promenade	50%	57,350	2025	48,805	4.13%	No	576	1,195	1,240	1,299	1,355	1,413	1,467
Altamonte Mall	50%	79,652	2025	69,045	3.72%	No	714	1,478	1,526	1,593	1,654	1,718	1,924
Alderwood	50%	167,159	2025	138,693	3.48%	No	1,827	3,769	3,888	4,043	4,188	4,338	6,413
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	680	2,093	2,175	2,259	2,347	2,438	4,056
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	922	3,785	3,942	4,105	11,795
Baybrook Expansion	53%	74,200	2027	74,200	3.77%	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$4,935,957		$4,764,584	4.19%		$16,296	$33,517	$29,188	$23,244	$21,527	$20,120	$27,481

Total Fixed Rate Debt		$15,401,984		$14,482,397	4.34%		$89,005	$178,704	$175,212	$148,170	$123,888	$90,901	$113,707

Variable Rate

Consolidated Property Level
Columbia Mall	100%	$100,000	2018	$100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	Yes - Partial	—	—	—	—	—	—	—
685 Fifth Avenue - Revolver	97%	97,030	2020	97,030	Libor + 133 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue	90%	99,253	2021	99,253	Libor + 325 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	65,809	2021	63,179	Libor + 175 bps	Yes - Partial	432	905	960	333	—	—	—
Columbiana Centre [4]	100%	123,058	2021	118,140	Libor + 175 bps	Yes - Partial	808	1,691	1,796	623	—	—	—
Eastridge [4]	100%	42,803	2021	41,092	Libor + 175 bps	Yes - Partial	281	588	625	217	—	—	—
Four Seasons [4]	100%	30,856	2021	29,622	Libor + 175 bps	Yes - Partial	204	424	450	156	—	—	—
Grand Teton Mall [4]	100%	44,943	2021	43,147	Libor + 175 bps	Yes - Partial	295	618	656	227	—	—	—
Mayfair [4]	100%	344,028	2021	330,278	Libor + 175 bps	Yes - Partial	2,260	4,729	5,020	1,741	—	—	—
Mondawmin Mall [4]	100%	84,285	2021	80,916	Libor + 175 bps	Yes - Partial	553	1,159	1,230	427	—	—	—
North Town Mall [4]	100%	85,606	2021	82,184	Libor + 175 bps	Yes - Partial	563	1,177	1,249	433	—	—	—
Oakwood [4]	100%	70,197	2021	67,391	Libor + 175 bps	Yes - Partial	462	965	1,024	355	—	—	—
Oakwood Center [4]	100%	85,873	2021	82,441	Libor + 175 bps	Yes - Partial	564	1,180	1,253	435	—	—	—
Pioneer Place [4]	100%	125,734	2021	120,708	Libor + 175 bps	Yes - Partial	827	1,728	1,835	636	—	—	—
River Hills Mall [4]	100%	70,238	2021	67,430	Libor + 175 bps	Yes - Partial	462	965	1,025	356	—	—	—
Sooner Mall [4]	100%	71,102	2021	68,260	Libor + 175 bps	Yes - Partial	467	977	1,038	360	—	—	—
Southwest Plaza [4]	100%	114,284	2021	109,716	Libor + 175 bps	Yes - Partial	751	1,571	1,668	578	—	—	—
Consolidated Property Level		$2,164,024		$2,109,712	3.87%		$8,929	$18,677	$19,829	$6,877	$—	$—	$—

Unconsolidated Property Level
Miami Design District Misc	22%	$20,041	2019	$19,940	Libor + 455 bps	No	$—	$29	$53	$19	$—	$—	$—
522 Fifth Avenue	10%	9,188	2019	9,188	Libor + 250 bps	No	—	—	—	—	—	—	—
Bayside Marketplace	12%	30,000	2020	30,000	Libor + 205 bps	No	—	—	—	—	—	—	—
730 Fifth Avenue [5]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
The Shops at The Bravern	40%	23,440	2020	22,560	Libor + 225 bps	No	240	480	160	—	—	—	—
Miami Design District	22%	120,004	2021	120,004	Libor + 275 bps	No	—	—	—	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Unconsolidated Property Level		$690,423		$689,442	5.34%		$240	$509	$213	$19	$—	$—	$—

DEBT Detail, at Share[1] As of June 30, 2018 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse [3]	2018	2019	2020	2021	2022	2023	Subsequent

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	160,000	2020	160,000	Libor + 133 bps	Yes - Full	—	—	—	—	—	—	—
Consolidated Corporate		$366,200		$366,200	3.60%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,220,647		$3,165,354	4.15%		$9,169	$19,186	$20,042	$6,896	$—	$—	$—

Total [6]		$18,622,631		$17,647,751	4.31%		$98,174	$197,890	$195,254	$155,066	$123,888	$90,901	$113,707

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GPP's pro rata share of the property debt is approximately $458 million or 37%.

6.	Reflects amortization for the period subsequent to June 30, 2018.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Six Months Ended June 30, 2018 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	Ownership Acquired	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

January 2018		Northbrook Court (Macy's Box)	Northbrook, IL	50.0%	12,500	—	12,500
	Total				$12,500	$—	$12,500

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

January 2018		Oakbrook Center (Sears box)	Oakbrook, IL	49.5%	44,700	—	44,700
	Total				$44,700	$—	$44,700

1.	Includes closing costs.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Six Months Ended June 30, 2018 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	87	37,624	13,219	30,865	81,708	1,150	885	83,742	52,464	96.0%
Unconsolidated Retail Properties	37	18,506	4,847	13,194	36,547	456	1,458	38,462	12,390	94.8%
Same Store Retail Properties[2]	124	56,130	18,067	44,059	118,255	1,605	2,343	122,204	64,854	95.6%
Non-Same Store Retail Properties	1	10	—	—	10	—	—	10	1	—%
Total Retail Properties	125	56,140	18,067	44,059	118,265	1,605	2,343	122,214	64,855	95.6%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	126	56,396	18,067	44,059	118,522	1,605	2,343	122,470	64,944	95.6%

Same Store Operating Metrics[2]

			In-Place Rent		NOI Weighted SPSF [3]	NOI Weighted Occupancy Cost[3]
Same Store Retail Properties	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	<10K SF

June 30, 2018	95.6%	94.2%	$78.37	$61.92	$739	14.6%

June 30, 2017	95.7%	94.6%	$78.22	$62.66	$709	15.1%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

3.	These metrics are weighted based on the NOI contribution of the properties.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of June 30, 2018

	Leasing Activity - All Leases

	Trailing 12 Commencements
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	1,855	6,771,929	6.8	$56.58	$60.01
Percent in Lieu/Gross	581	2,515,589	4.8	N/A	N/A
Total Leases	2,436	9,287,518	6.3	$56.58	$60.01

	SUITE TO SUITE - Lease Spread [2,3,4]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Expiring Rent PSF	Initial Rent Spread
Trailing 12 Commencements	1,266	4,085,587	6.7	$76.01	$67.69	$8.32	12.3%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 20-26) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

4.	These metrics are weighted based on the NOI contribution of the properties.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	955	1,753	3.3%	$36,806	$20.99
2018	928	2,215	4.1%	146,582	66.18
2019	1,843	6,633	12.4%	358,372	54.03
2020	1,535	5,173	9.6%	285,686	55.23
2021	1,414	5,045	9.4%	322,688	63.96
2022	1,336	5,365	10.0%	309,657	57.72
2023	1,198	5,006	9.3%	336,317	67.19
2024	873	4,366	8.1%	318,775	73.01
2025	971	4,486	8.4%	378,437	84.36
2026	823	3,939	7.3%	299,455	76.03
Subsequent	1,642	9,677	18.0%	643,360	66.48
Total	13,518	53,657	100.0%	$3,436,136	$64.04
Vacant Space	1,044	2,473
Mall and Freestanding GLA	14,562	56,130

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

L Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.8%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.9%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.5%
LVMH	Louis Vuitton, Sephora	2.2%
Forever 21 Retail, Inc	Forever 21, Riley Rose	2.2%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.6%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.6%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	1.6%
Express, Inc	Express, Express Men	1.5%
American Eagle Outfitters, Inc	American Eagle, Aerie, Martin + Osa	1.5%
Totals		21.4%

1.	Same Store metrics include all properties designated in property schedule (pages 20-26) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette		100%	New York, NY	27,970	—	—	—	—	27,970	—%
218 W 57th Street		100%	New York, NY	35,304	—	—	—	—	35,304	100.0%
605 North Michigan Avenue	Sephora, Chase Bank, Regus, Roots	100%	Chicago, IL	68,710	—	—	—	—	68,710	100.0%
530 Fifth Avenue	Chase Bank, Duane Reade, Vans	90%	New York, NY	46,146	—	—	—	—	46,146	100.0%
685 Fifth Avenue	Coach, Stuart Weitzman, Tag Heuer	97%	New York, NY	23,575	—	—	—	—	23,575	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	JCPenney, Macy's, Scheels	100%	Rochester, MN	405,955	206,326	162,790	—	—	775,071	95.6%
Augusta Mall	Dillard's, JCPenney, Macy's, Dick's Sporting Goods	100%	Augusta, GA	497,312	—	597,223	—	—	1,094,535	97.1%
Baybrook Mall	Dillard's, JCPenney, Lifetime Fitness, Macy's, Star Cinema Grill, Dick's Sporting Goods, Dave & Buster's	100%	Friendswood, TX	1,044,845	96,605	720,931	—	—	1,862,381	99.0%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	324,105	317,347	247,000	93,437	—	981,889	97.7%
Bellis Fair	JCPenney, Kohl's, Macy's, Target, Dick's Sporting Goods	100%	Bellingham, WA	398,760	100,400	237,910	—	—	737,070	86.1%
Boise Towne Square	Dillard's, JCPenney, Kohl's, Macy's, Nordstrom Rack	100%	Boise, ID	422,183	425,556	247,714	114,687	—	1,210,140	91.5%
Brass Mill Center	Burlington Stores, JCPenney, Macy's, Regal Cinemas	100%	Waterbury, CT	444,550	218,339	319,391	188,207	—	1,170,487	92.9%
Coastland Center	Dillard's, JCPenney, Macy's	100%	Naples, FL	341,827	275,719	314,671	—	—	932,217	96.5%
Columbia Mall	Dillard's, JCPenney, Target	100%	Columbia, MO	306,468	85,972	335,088	—	—	727,528	87.3%
Columbiana Centre	Belk, Dillard's, JCPenney, Dave & Buster's	100%	Columbia, SC	295,521	145,387	360,643	—	—	801,551	98.6%
Coral Ridge Mall	Best Buy, Dillard's, JCPenney, Target, Home Goods, Scheels, Ulta	100%	Coralville, IA	595,986	—	442,365	—	—	1,038,351	99.4%
Coronado Center	JCPenney, Kohl's, Macy's, Dick's Sporting Goods	100%	Albuquerque, NM	536,960	195,612	281,134	—	—	1,013,706	98.2%
Crossroads Center	JCPenney, Macy's, Target, Scheels	100%	St. Cloud, MN	377,698	294,167	229,275	—	—	901,140	96.2%
Cumberland Mall	Macy's, Costco	100%	Atlanta, GA	538,747	226,297	278,000	—	—	1,043,044	98.2%
Deerbrook Mall	AMC Theaters, Dillard's, JCPenney, Macy's, Dick's Sporting Goods	100%	Humble, TX	640,849	—	653,540	—	—	1,294,389	97.1%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Eastridge Mall	JCPenney, Macy's, Target, Dick's Sporting Goods	100%	Casper, WY	281,159	213,913	75,883	—	—	570,955	80.7%
Fashion Place	Dillard's, Nordstrom, Macy's	100%	Murray, UT	466,103	161,634	337,600	—	—	965,337	99.7%
Four Seasons Town Centre	Dillard's, JCPenney, Round 1 Bowling & Amusement	100%	Greensboro, NC	507,313	293,764	211,994	—	—	1,013,071	97.5%
Fox River Mall	JCPenney, Macy's, Target, Scheels	100%	Appleton, WI	603,899	30,000	564,914	—	—	1,198,813	95.5%
Glenbrook Square	JCPenney, Macy's	100%	Fort Wayne, IN	429,136	555,870	221,000	—	—	1,206,006	93.6%
Governor's Square	Dillard's, JCPenney, Macy's	100%	Tallahassee, FL	335,851	—	691,605	—	—	1,027,456	91.2%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Ross Dress For Less	100%	Idaho Falls, ID	213,518	199,062	124,863	93,274	—	630,717	88.3%
Greenwood Mall	Dillard's, JCPenney, Belk	100%	Bowling Green, KY	419,520	278,253	150,800	—	—	848,573	96.1%
Hulen Mall	Dillard's, Macy's	100%	Ft. Worth, TX	392,527	—	596,570	—	—	989,097	95.8%
Jordan Creek Town Center	Dillard's, Von Maur, Century Theaters, Scheels	100%	West Des Moines, IA	738,390	155,856	197,760	259,214	—	1,351,220	97.7%
Lynnhaven Mall	Dillard's, JCPenney, Macy's, Dave & Buster's, AMC Theaters, Dick's Sporting Goods	100%	Virginia Beach, VA	658,793	150,434	380,958	—	—	1,190,185	97.4%
Mall of Louisiana	Dillard's, JCPenney, Macy's, Nordstrom Rack, AMC Theaters, Dick's Sporting Goods	100%	Baton Rouge, LA	583,339	—	805,630	143,634	—	1,532,603	94.3%
Mall St. Matthews	Dillard's, JCPenney, Cinemark	100%	Louisville, KY	498,260	—	514,135	—	—	1,012,395	93.7%
Market Place Shopping Center	JCPenney, Macy's , Dick's Sporting Goods, Kohl's	100%	Champaign, IL	507,306	234,834	149,980	—	—	892,120	99.2%
Mayfair	Macy's, Nordstrom, AMC Theaters	100%	Wauwatosa, WI	633,283	288,596	360,407	—	308,631	1,590,917	97.4%
Meadows Mall	Curacao, Dillard's, JCPenney, Macy's	100%	Las Vegas, NV	308,891	—	636,853	—	—	945,744	93.5%
Mondawmin Mall	Ross Dress for Less, Marshalls, Shoppers Food & Pharmacy	100%	Baltimore, MD	387,815	—	—	—	73,918	461,733	97.7%
Neshaminy Mall	Barnes & Noble, Boscov's, AMC Theaters	100%	Bensalem, PA	383,549	416,031	218,150	—	—	1,017,730	95.4%
North Point Mall	Dillard's, JCPenney, Macy's, Von Maur, American Girl	100%	Alpharetta, GA	427,153	539,850	363,151	—	—	1,330,154	91.0%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	517,996	207,196	522,126	—	—	1,247,318	99.1%
Northridge Fashion Center	JCPenney, Macy's, Pacific Theaters, Dick's Sporting Goods, Dave & Buster's	100%	Northridge, CA	670,122	256,917	556,510	—	—	1,483,549	97.4%
Northtown Mall	JCPenney, Kohl's, Macy's, Regal Cinemas	100%	Spokane, WA	437,363	242,117	242,392	—	—	921,872	93.9%
Oak View Mall	Dillard's, JCPenney	100%	Omaha, NE	247,214	149,326	454,860	—	—	851,400	84.3%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oakwood Center	Dillard's, JCPenney, Dick's Sporting Goods	100%	Gretna, LA	393,380	182,394	331,634	—	—	907,408	98.2%
Oakwood Mall	JCPenney, Hobby Lobby, Scheels	100%	Eau Claire, WI	404,149	155,564	198,024	—	—	757,737	93.2%
Oglethorpe Mall	Belk, JCPenney, Macy's	100%	Savannah, GA	403,623	220,824	315,760	—	—	940,207	98.0%
Oxmoor Center	Macy's, Von Maur, Dick's Sporting Goods	94%	Louisville, KY	337,295	295,820	271,390	—	—	904,505	93.5%
Paramus Park	Macy's, Stew Leonard's	100%	Paramus, NJ	300,529	170,433	289,423	—	—	760,385	91.1%
Park City Center	Boscov's, JCPenney, Kohl's	100%	Lancaster, PA	529,798	514,917	384,980	—	7,264	1,436,959	96.1%
Park Place	Dillard's, Macy's, Century Theatres	100%	Tucson, AZ	470,996	—	581,457	—	—	1,052,453	96.1%
Peachtree Mall	Dillard's, JCPenney, Macy's, At Home	100%	Columbus, GA	385,358	221,539	201,076	—	12,600	820,573	98.2%
Pecanland Mall	Belk, Dillard's, JCPenney, Dick's Sporting Goods	100%	Monroe, LA	346,007	19,962	595,474	—	—	961,443	96.5%
Pembroke Lakes Mall	Dillard's, JCPenney, Macy's, AMC Theaters	100%	Pembroke Pines, FL	394,234	353,468	386,056	—	—	1,133,758	99.0%
Pioneer Place	We Work, Apple, H&M, Tiffany's, Zara, Louis Vuitton	100%	Portland, OR	328,934	—	—	—	—	328,934	95.1%
Prince Kuhio Plaza	Macy's, TJ Maxx	100%	Hilo, HI	267,871	124,547	61,873	—	—	454,291	92.5%
Providence Place	Macy's, Nordstrom, Providence Place Theater, Dave & Buster's	94%	Providence, RI	719,252	36,195	397,125	—	4,304	1,156,876	97.9%
Quail Springs Mall	Dillard's, JCPenney, Von Maur, Lifetime Fitness, AMC Theaters	100%	Oklahoma City, OK	451,202	160,000	359,896	—	—	971,098	88.6%
Ridgedale Center	JCPenney, Macy's, Nordstrom	100%	Minnetonka, MN	364,548	204,866	595,868	—	—	1,165,282	96.0%
Riverchase Galleria	Belk, JCPenney, Macy's, Von Maur	86%	Hoover, AL	539,957	330,032	610,026	—	—	1,480,015	97.9%
River Hills Mall	JCPenney, Target, Scheels	100%	Mankato, MN	372,713	189,559	174,383	—	—	736,655	93.6%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Dick's Sporting Goods	100%	Grandville, MI	637,430	—	635,625	—	—	1,273,055	93.8%
Sooner Mall	Dillard's, JCPenney	100%	Norman, OK	243,351	135,004	137,082	—	—	515,437	89.3%
Southwest Plaza	Dillard's, JCPenney, Macy's, Target, Dick's Sporting Goods	100%	Littleton, CO	681,455	34,545	541,851	—	63,826	1,321,677	98.6%
Spokane Valley Mall	JCPenney, Macy's, Regal Cinemas, Nordstrom Rack, Dick's Sporting Goods	100%	Spokane, WA	351,650	126,243	251,366	138,002	—	867,261	94.0%
Staten Island Mall	Macy's, JCPenney, Primark, AMC Theaters, Dave & Buster's	100%	Staten Island, NY	707,461	49,857	466,922	83,151	—	1,307,391	98.6%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Stonestown Galleria	Nordstrom, Target, Regal Cinemas, Trader Joe's, Whole Foods	100%	San Francisco, CA	408,545	428,293	—	—	—	836,838	97.7%
The Crossroads	Burlington Stores, JCPenney, Macy's	100%	Portage, MI	265,242	—	502,961	—	—	768,203	97.5%
The Gallery at Harborplace	Victoria Secret, Footlocker, Forever 21	100%	Baltimore, MD	98,497	—	—	—	298,225	396,722	95.6%
The Maine Mall	Best Buy, JCPenney, Macy's, Round One Bowling & Amusement	100%	South Portland, ME	445,280	120,844	377,662	—	600	944,386	98.9%
The Mall in Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Main Event, Barnes & Noble, AMC Theaters	100%	Columbia, MD	709,480	278,000	449,000	—	—	1,436,480	96.6%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's	100%	Gainesville, FL	348,924	233,367	324,500	—	—	906,791	97.0%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Nordstrom Rack, Dick's Sporting Goods	100%	Arlington, TX	760,574	—	748,945	—	600	1,510,119	99.1%
The Shoppes at Buckland Hills	JCPenney, Macy's, Dick's Sporting Goods	100%	Manchester, CT	544,232	—	512,611	—	—	1,056,843	95.7%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	623,759	—	627,597	—	73,063	1,324,419	97.6%
The Streets at Southpoint	Belk, JCPenney, Macy's, Nordstrom	94%	Durham, NC	600,271	—	726,347	—	—	1,326,618	99.3%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom, Dick's Sporting Goods	100%	Woodlands, TX	699,876	—	713,438	—	41,581	1,454,895	97.4%
Town East Mall	Dillard's, JCPenney, Macy's, Dick's Sporting Goods	100%	Mesquite, TX	463,882	—	809,386	—	—	1,273,268	97.2%
Tucson Mall	Dillard's, Dick's Sporting Goods, JCPenney, Macy's	100%	Tucson, AZ	579,521	—	641,458	35,905	—	1,256,884	94.2%
Tysons Galleria	Neiman Marcus, Saks Fifth Avenue	100%	McLean, VA	294,918	259,933	252,000	—	—	806,851	95.5%
Valley Plaza Mall	JCPenney, Macy's, Target	100%	Bakersfield, CA	553,807	310,516	292,176	—	—	1,156,499	99.5%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,498	257,000	—	—	—	435,498	94.1%
Westlake Center	Saks Off Fifth, Nordstrom Rack	100%	Seattle, WA	132,859	—	—	—	—	132,859	98.0%
Westroads Mall	JCPenney, Von Maur, AMC Theaters, Dick's Sporting Goods	100%	Omaha, NE	531,441	—	529,036	—	—	1,060,477	96.1%
White Marsh Mall	JCPenney, Macy's, Boscov's, Macy's Home Store, Dave & Buster's	100%	Baltimore, MD	442,899	257,345	466,010	—	—	1,166,254	95.9%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Cinemark, Dave & Buster's	100%	Wayne, NJ	536,968	128,418	738,000	—	—	1,403,386	98.6%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Dick's Sporting Goods	100%	Woodbridge, NJ	633,734	458,402	560,935	—	—	1,653,071	94.7%
Total Consolidated Retail Properties			Count: 87	37,623,782	13,219,267	30,865,169	1,149,511	884,612	83,742,341	96.0%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Unconsolidated Retail Properties
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget, Zegna	50%	New York, NY	25,475	—	—	—	32,672	58,147	100.0%
Ala Moana Center	Foodland Farms, Macy's, Neiman Marcus, Target, Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,266,889	1,013,872	—	14,042	363,850	2,658,653	93.9%
Alderwood	JCPenney, Macy's, Nordstrom, Loews Cineplex	50%	Lynnwood, WA	583,070	—	705,898	39,007	—	1,327,975	99.3%
Altamonte Mall	Dillard's, JCPenney, Macy's, AMC Theaters	50%	Altamonte Springs, FL	474,039	364,286	311,946	—	—	1,150,271	98.5%
Bayside Marketplace		12%	Miami, FL	206,787	—	—	—	1,103	207,890	82.2%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's, AMC Theaters	35%	Bridgewater, NJ	412,804	150,525	352,351	93,244	—	1,008,924	96.3%
Carolina Place	Belk, Dillard's, JCPenney, Dave & Buster's	50%	Pineville, NC	416,646	324,596	348,906	—	—	1,090,148	98.3%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target, Cabela's, Cinemark	50%	Newark, DE	625,678	—	641,312	—	—	1,266,990	99.3%
Clackamas Town Center	JCPenney, Macy's, Nordstrom, Century Theatres, Dave & Buster's	50%	Happy Valley, OR	637,070	—	774,842	—	—	1,411,912	98.9%
Fashion Show	Dillard's, Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue, Macy's Men, Dick's Sporting Goods	50%	Las Vegas, NV	844,497	271,635	761,653	—	—	1,877,785	98.4%
First Colony Mall	Dillard's, JCPenney, Macy's, AMC Theaters, Dick's Sporting Goods	50%	Sugar Land, TX	538,681	—	619,048	—	—	1,157,729	99.7%
Florence Mall	JCPenney, Macy's	50%	Florence, KY	378,177	—	552,407	—	—	930,584	88.5%
Galleria at Tyler	JCPenney, Macy's, Nordstrom, AMC Theaters	50%	Riverside, CA	553,773	—	468,208	—	—	1,021,981	98.0%
Glendale Galleria	Bloomingdale's, Dick's Sporting Goods, JCPenney, Macy's, Target, Gold's Gym	50%	Glendale, CA	508,084	305,000	525,000	—	138,449	1,476,533	98.9%
Kenwood Towne Centre	Dillard's, Macy's, Louis Vuitton, Nordstrom, Tiffany	50%	Cincinnati, OH	519,626	240,656	400,665	—	—	1,160,947	95.6%
Miami Design District	Bulgari, Fendi, Gucci, Hermes, Louis Vuitton, Prada, Valentino	22%	Miami, FL	771,565	—	—	—	101,607	873,172	67.2%
Mizner Park	Lord & Taylor, IPIC Theaters	47%	Boca Raton, FL	169,831	79,822	—	—	260,034	509,687	97.9%
Natick Mall	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Wegman's	50%	Natick, MA	924,412	190,720	558,370	—	—	1,673,502	97.5%
Northbrook Court	Lord & Taylor, Neiman Marcus, AMC Theaters	50%	Northbrook, IL	477,380	406,000	130,277	—	—	1,013,657	91.4%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Lifetime Fitness, KidZania, AMC Theatres	48%	Oak Brook, IL	1,159,090	385,605	467,863	—	232,219	2,244,777	95.4%
Otay Ranch Town Center	Macy's, AMC Theaters	50%	Chula Vista, CA	519,797	—	140,000	—	—	659,797	86.4%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom, Dick's Sporting Goods	35%	Lone Tree, CO	736,798	—	823,000	—	—	1,559,798	97.2%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	499,765	222,056	831,218	—	—	1,553,039	96.1%
Pinnacle Hills Promenade	Dillard's, JCPenney, Malco Theatres, Dave & Buster's	50%	Rogers, AR	375,431	98,540	162,140	309,530	73,014	1,018,655	92.1%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,291	125,669	135,044	—	—	485,004	94.6%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	466,528	—	714,052	—	—	1,180,580	97.0%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, AMC Theaters, Dick's Sporting Goods	50%	Frisco, TX	847,577	162,903	703,174	—	—	1,713,654	98.9%
The Grand Canal Shoppes	Barneys New York, Louis Vuitton, Tao Nightclub	50%	Las Vegas, NV	645,421	84,743	—	—	36,591	766,755	96.6%
The Shops at The Bravern	Neiman Marcus, Gucci, Hermes, Lifetime Fitness, Louis Vuitton	40%	Bellevue, WA	169,097	124,637	—	—	—	293,734	86.3%
The Shoppes at River Crossing	Belk, Dillard's, Dick's Sporting Goods	50%	Macon, GA	417,266	—	333,219	—	—	750,485	97.0%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	602,933	—	419,129	—	—	1,022,062	91.9%
One Union Square	Bulgari, Moncler	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	412,465	—	330,000	—	101,263	843,728	95.3%
Water Tower Place	Macy's, American Girl	47%	Chicago, IL	410,730	296,128	—	—	88,809	795,667	94.9%
Whaler's Village	Lululemon, Louis Vuitton	50%	Lahaina, HI	110,394	—	—	—	9,332	119,726	98.3%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Dick's Sporting Goods	50%	Houston, TX	538,569	—	984,372	—	—	1,522,941	99.2%
Total Unconsolidated Retail Properties			Count: 37	18,505,790	4,847,393	13,194,094	455,823	1,458,450	38,461,550	94.8%
Total Same Store Retail Properties [2]			Count: 124	56,129,572	18,066,660	44,059,263	1,605,334	2,343,062	122,203,891	95.6%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2018

Property Name	Key Tenants	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased

Non-Same Store Retail Properties
522 Fifth Avenue		10%	New York, NY	9,893	—	—	—	—	9,893	N/A
Total Retail Properties			Count: 125	56,139,465	18,066,660	44,059,263	1,605,334	2,343,062	122,213,783	95.6%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store & Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 17 (Key Operating Performance Indicators).

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

June 30, 2018

Closing common stock price per share	$20.43
52 Week High [1]	24.23
52 Week Low [1]	18.83

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$15,401,984
Variable	3,257,229
Proportionate Portfolio Debt	18,659,213
Less: Proportionate Cash and Cash Equivalents	(406,175)
Proportionate Portfolio Net Debt	$18,253,038

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$18,253,038
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	486
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$302,616

Common stock and Operating Partnership units outstanding at end of period [2]	$19,786,169
Total Market Capitalization at end of period	$38,341,823

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to June 30, 2018	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2017	1,720	8,054	956,983	966,757
DRIP	—	—	11	11
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	(65)	—	1,316	1,251
Issuance of stock for employee stock purchase program	—	—	81	81
Common Shares and OP Units Outstanding at June 30, 2018	1,655	8,054	958,391	968,100

Common Shares issuable assuming exercise of in-the-money stock options [1]			1,863
Common Shares issuable assuming exchange of OP Units			10,095
Diluted Common Shares and OP Units Outstanding at June 30, 2018			970,349

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	958,387	882,255	957,921	883,374
Weighted average number of stock options [2]	1,808	3,395	2,321	3,756
Weighted average number of GAAP dilutive warrants	—	59,675	—	60,282
Diluted weighted average number of Company shares outstanding - GAAP EPS	960,195	945,325	960,242	947,412

Weighted average number of common units	8,374	4,809	8,374	4,780
Weighted average number of LTIP Units	1,725	1,879	1,756	1,885
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	970,294	952,013	970,372	954,077

1.	The options are included at net share settlement.

2.	The impact of the stock options are dilutive under GAAP and FFO in 2018 and 2017.

MISCELLANEOUS Development Summary

Property	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date[1]	Expected Return on Investment[2]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
New Property Development	Ground up development	$525	$206	7-9%	2020
Norwalk, CT

Staten Island Mall	Expansion	231	185	7-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various properties	689	527	6-8%	2018

	Total Projects Under Construction	$1,445	$919

Projects in Pipeline
Other projects	Redevelopment projects at various properties	72	25	7-9%	TBD

	Total Projects in Pipeline	$72	$25

1.	Projected costs and investments to date exclude capitalized interest and overhead.

2.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017

Operating capital expenditures [1]	$71,364	$72,887
Tenant allowances and capitalized leasing costs [2]	96,798	90,969
Total	$168,162	$163,857

1.	Reflects only non-tenant operating capital expenditures.

2.	Reflects tenant allowance on current operating properties.

MISCELLANEOUS Corporate Information

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q2 2018	May 3, 2018	July 13, 2018	July 31, 2018	$0.2200
Common Stock	Q1 2018	February 7, 2018	April 13, 2018	April 30, 2018	$0.2200
Common Stock	Q4 2017	October 31, 2017	December 15, 2017	January 5, 2018	$0.2200
Common Stock	Q3 2017	August 2, 2017	October 13, 2017	October 31, 2017	$0.2200
Series A Preferred Stock	Q3 2018	July 31, 2018	September 17, 2018	October 1, 2018	$0.3984
Series A Preferred Stock	Q2 2018	May 3, 2018	June 15, 2018	July 2, 2018	$0.3984
Series A Preferred Stock	Q1 2018	February 7, 2018	March 15, 2018	April 2, 2018	$0.3984
Series A Preferred Stock	Q4 2017	October 31, 2017	December 15, 2017	January 2, 2018	$0.3984
Series A Preferred Stock	Q3 2017	August 2, 2017	September 15, 2017	October 2, 2017	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Executive Vice President, Human Resources & Communications	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of full or partial acquisitions of properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of full or partial acquisitions of properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes full or partial reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Full or partial reductions in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

<10K Sales PSF	Comparative rolling twelve month sales.
Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.